Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 Broadcasting Amends Terms of $81.2 Million Notes, Extends Maturity to October 2021

New York, August 31, 2020 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today that its Broadcasting segment has amended the terms of its $81.2 million of privately placed notes (the “Notes”), and extended their maturity by one year to October 2021. Borrowing terms for the Notes remain largely unchanged.

As part of the amended terms, HC2 Broadcasting is able to sell several non-core full power stations, should it choose, which would enable it to reduce the principal on the Notes.

“We are pleased to have successfully extended the maturity of the Notes at the Broadcasting segment,” stated Wayne Barr, Jr., HC2’s interim Chief Executive Officer. “We continue to execute and take the necessary steps to best position HC2 for its impending refinancing at the holdco level, while potentially selling several non-core full power stations can help us further reduce our leverage at the Broadcasting segment. The vast majority of our Broadcasting platform will remain intact; with our network of over 230 stations, it remains well-positioned to take advantage of opportunities as cord cutting further accelerates.”

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York.

About HC2 Broadcasting

HC2 Broadcasting Holdings Inc. is the broadcasting subsidiary of HC2 Holdings, Inc. HC2 Broadcasting currently owns and operates 233 operational stations, including 10 full-power stations, 52 Class A stations and 171 LPTV stations. In addition, HC2 Broadcasting has approximately 15 silent licenses and 206 construction permits. The total HC2 Broadcasting footprint covers approximately 60 percent of the U.S. population, in 129 U.S. markets, including 34 of the top 35 markets across the United States. For more information, please visit www.hc2broadcasting.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, any statements regarding our expectations regarding building shareholder value, future cash flow, longer-term growth and invested assets, and the timing or prospects of any refinancing of HC2's corporate debt. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2’s subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691